UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2020 (September 3, 2020)

TERRA PROPERTY TRUST, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)	000-56117 (Commission File Number)	81-0963486 (I.R.S. Employer Identification No.)

550 Fifth Avenue, 6th Floor

New York, New York 10036
(Address of principal executive offices, including zip code)

(212) 753-5100
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement

On September 3, 2020, Terra Mortgage Capital I, LLC (the "Issuer"), an indirect wholly-owned subsidiary of Terra Property Trust, Inc. (the "Company"), entered into an Indenture and Credit Agreement (the "Indenture and Credit Agreement") with Goldman Sachs Bank USA, as initial lender ("Goldman") and Wells Fargo Bank, National Association, as the trustee, custodian, collateral agent, loan agent and note administrator ("Wells Fargo"). The Indenture and Credit Agreement provides for (A) the borrowing by the Issuer from Goldman of approximately $103.0 million under a floating rate loan (the "Class A Loan") and (B) the issuance by the Issuer to Terra Mortgage Portfolio I, LLC (the "Class B Holder") of an aggregate of approximately $76.7 million principal amount of Class B Income Notes due 2025 (the "Class B Notes" and, together with the Class A Loan, the "Debt"). The Class B Holder is the parent of the Issuer and a wholly-owned subsidiary of the Company, and the sole holder of the Class B Notes.

In addition, pursuant to the terms and conditions of the Indenture and Credit Agreement, Goldman has agreed to provide $3.6 million of additional future advances (the "Committed Advances"), and may provide up to $11.6 million of additional future discretionary advances, in connection with certain outstanding funding commitments under mortgage assets owned by the Issuer and financed under the Indenture and Credit Agreement (the "Mortgage Assets").

The Indenture and Credit Agreement replaces the Uncommitted Master Repurchase and Securities Contract Agreement, by and between the Issuer, as seller, and Goldman, as buyer, dated as of December 12, 2018 (the "Repurchase Agreement"), which the parties have terminated. In connection with the termination of the Repurchase Agreement, the Issuer repurchased all of its assets sold to Goldman pursuant to the Repurchase Agreement with the proceeds from the Class A Loan, and Goldman released all security interests in such assets. In addition, Goldman unconditionally released the Company from, and terminated, the Guarantee Agreement in favor of Goldman, dated as of December 12, 2018 (the "Guarantee Agreement"), which provided for the guarantee by the Company of the obligations of the Issuer under the Repurchase Agreement, subject to certain exceptions and limitations.

The stated maturity date of the Debt is March 14, 2025. The Class A Loan will bear interest at a variable rate initially equal to LIBOR (the "Benchmark Rate") (but not less than 1.0% per annum), plus a margin of 4.25% per annum (plus 0.50% on and after the payment date in October 2022, plus 0.25% on and after the payment date in October 2023), payable each month, on the day specified in the Indenture and Credit Agreement beginning in September 2020 (each a "Payment Date"). The Benchmark Rate will convert to an alternate index rate following the occurrence of certain transition events (the "Alternate Benchmark Rate"). Except as described below, and provided there is no default under the Indenture and Credit Agreement, the Class B Notes will be entitled to residual amounts collected by the Issuer in respect of Mortgage Assets, after payment of debt service on the Class A Loan.

The Indenture and Credit Agreement is a term loan and does not contain any mark-to-market or margin provisions. Within a specified period following a monetary or material non-monetary default under a Mortgage Asset, the Class B Holder is required to prepay the portion of the Class A Loan that is allocable to such Mortgage Asset (such prepayment is without premium, yield maintenance or other penalty). In connection with the Class A Loan, the Issuer paid to Goldman a $1.3 million upfront fee. The Issuer will also pay, with respect to the Committed Advances, an annual fee, payable monthly, equal to the Benchmark Rate or Alternate Benchmark Rate, as applicable, subject to a floor of 1.0% per annum, plus 4.25%.

In connection with the Indenture and Credit Agreement, the Company entered into a non-recourse carveout Guaranty (the "Guaranty") in favor of Goldman, pursuant to which the Company will guarantee the payment of certain losses, damages, costs, expenses, and other obligations incurred by Goldman in connection with the occurrence of fraud, intentional misrepresentation, or willful misconduct by the Issuer, Class B Holder or the Company, and certain other occurrences including breaches of certain provisions under the Indenture and Credit Agreement. The Company will also guarantee the payment of the aggregate outstanding amount of the Class A Loan upon the occurrence of certain bankruptcy events. Under the Guaranty, the Company will be required to maintain (a) a minimum tangible net worth in an amount not less than seventy-five percent (75%) of its tangible net worth as of September 3, 2020, (b) a minimum liquidity of $10 million, and (c) an EBITDA to interest expense ratio of not less than 1.5 to 1.0. Failure to satisfy such maintenance covenants would constitute an event of default under the Indenture and Credit Agreement.

The Class A Loan is secured by first-priority security interests in substantially all of the assets of the Issuer, including all of the Mortgage Assets (other than excluded property and subject to certain permitted liens), including specified cash accounts that include the accounts into which Mortgage Asset proceeds are or will be paid. The Mortgage Assets will be serviced and administered by an independent third-party servicer.

The principal and interest on the Class A Loan will be repaid before repayment of the principal on the Class B Notes on each payment date of each month in accordance with the priority of payments as set forth in the Indenture and Credit Agreement, beginning in September 2020. Such payments will be subject to certain fees for taxes, filings and administrative expenses. Upon the occurrence of a Class A Loan Principal Trigger Event (as defined below), 100% of the payment of the principal proceeds will be applied to the Class A Loan principal after payment of certain fees and other amounts as described in the Indenture and Credit Agreement. A "Class A Loan Principal Trigger Event" means as of any date of determination, an event that will be deemed to have occurred on the first date on which the aggregate principal balance of the Mortgage Assets is less than or equal to the product of (x) 75% multiplied by (y) the aggregate principal balance of the Mortgage Assets as of the closing date, plus any future advances made on such Mortgage Assets prior to such date of determination.

The Class B Notes and the Class A Loan are redeemable by the Issuer upon the occurrence of certain tax events in accordance with the terms and provisions of the Indenture and Credit Agreement.

The Indenture and the Credit Agreement include customary representations, covenants and events of default.  The Class B Notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the "SEC") or pursuant to an applicable exemption from such registration.

The above descriptions of the Indenture and Credit Agreement and Guaranty are qualified in their entirety by reference to the Indenture and Credit Agreement and Guaranty, copies of which are filed as Exhibits 10.1 and 10.2, respectively, hereto and are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

The information set forth under Item 1.01 above is hereby incorporated by reference in this Item 1.02.

A description of the material terms of the Repurchase Agreement and Guarantee Agreement is contained in Terra Secured Income Fund 5, LLC's Current Report on Form 8-K filed with the SEC on December 18, 2018 (the "Form 8-K"). Copies of the Repurchase Agreement and Guarantee Agreement were filed as Exhibits 10.1 and 10.2, respectively, to the Form 8-K, and the descriptions of the material terms of the Repurchase Agreement and Guarantee Agreement contained in the Form 8-K are qualified in their entirety by reference to such exhibits.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is hereby incorporated by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
10.1*	Indenture and Credit Agreement, dated as of September 3, 2020, by and among Terra Mortgage Capital I, LLC, as Issuer, Goldman Sachs Bank USA, as initial Class A lender, and Wells Fargo Bank, National Association, as trustee, custodian, collateral agent, loan agent and note administrator.
10.2	Guaranty, dated as of September 3, 2020, by and among Terra Property Trust, Inc., as guarantor, for the benefit of Goldman Sachs Bank USA.

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned in the capacities indicated hereunto duly authorized.

TERRA PROPERTY TRUST, INC.

Date: September 17, 2020	By:	/s/ Gregory M. Pinkus
		Name:	Gregory M. Pinkus
		Title:	Chief Financial Officer and Chief Operating Officer